THIS AGREEMENT made as of the 15th day of December, 2006.

BETWEEN:

CANDORADO OPERATING COMPANY LTD., a British Columbia Company, having an office at #305-478 Bernard Avenue, Kelowna, British Columbia, Canada V1Y 6N7

(Hereinafter called "Candorado")

OF THE FIRST PART

AND:

BEESTON ENTERPRISES LTD., a Nevada Corporation, having an office at #200-1687 West Broadway, Vancouver, British Columbia, Canada V6J 1X2

(Hereinafter called "Beeston")

OF THE SECOND PART

WHEREAS:

A. Candorado is the recorded holder and beneficial owner of certain mineral claims located in the Clinton Mining Division of British Columbia, Canada and more particularly known and described in Schedule "A" attached hereto and forming part of this Agreement (the "Property").

B. Candorado has agreed to grant Beeston the right to explore and develop, and if Beeston so elects, to acquire an interest in the Property from Candorado.

C. Candorado and Beeston have agreed to develop and mine the Property as a Joint Venture upon Beeston electing to acquire an interest in the Property.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the representations, warranties, covenants and agreements herein contained the parties hereto covenant, agree, represent and warrant each with the other as follows:

DEFINITIONS

The following words, phrases and expressions shall have the following meanings in this Agreement:

(a) "Expenditures" shall mean all direct or indirect expenses incurred in connection with the "Mining Operations" as that term is hereinafter defined;

(b) "Dollars" and "$" shall mean lawful money of Canada unless otherwise specifically provided;

(c) "Mining Operations" shall mean every kind of work done on or in respect of the Property or the products therefrom by or under the directions of Beeston and, without limiting the generality of the foregoing, includes the work of assessment, geophysical, geochemical and geological surveys, consulting, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in doing all other work usually considered to be prospecting ,exploration, development and mining work; in paying wages and salaries of men engaged in such work, and in supplying food, lodging, transportation and other reasonable needs of such men; in paying assessments or premiums for workers compensation insurance, contributions for employment insurance or other pay allowances or benefits customarily paid in the district to such men; in paying rentals, license renewal fees, taxes, maintenance fees and other governmental charges required to keep the Property in good standing, in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing the same or any of them; in the management of any work which may be done on the Property or in other respect necessary in the opinion of Beeston for carrying out such prospecting, exploration, development and mining work; and

(d) "Program" shall mean a proposal, described in reasonable detail, of Mining Operations to be conducted on the Property pursuant to a joint venture between the parties hereto as hereinafter provided.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

Candorado represents and warrants to Beeston that:

(a) It is a body corporate, duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia;

(b) It has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all necessary corporate proceedings;

(c) It is the beneficial owner and recorded holder of the Property;

(d) The Property is free and clear of all liens, charges and encumbrances whatsoever;

(d) The Property has been duly and validly located and recorded in accordance with laws of the Province of British Columbia governing the locating and registration of mineral claims, and the Property is, and at the time of transfer to Beeston as may be required hereunder, will be, valid and subsisting mineral claims; and

(e) There are no adverse claims or challenges against or to the ownership of or title to the Property, nor to the knowledge of Candorado, is there any basis therefore, and, there are no outstanding agreements or options to acquire or purchase any interest in the Property or any portion thereof, and in particular, but without limitation, no person has any royalty or other interest whatsoever in production from the Property.

The representations and warranties of Candorado hereinbefore set out form a part of this Agreement and are conditions upon which Beeston has relied in entering into this Agreement and shall survive the execution of this Agreement and any reorganization, amalgamation, sale or transfer of control of any of the parties hereto.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

3. Beeston represents and warrants to Candorado that:

(a) It is a body corporate, duly incorporated, validly existing and in good standing under the laws of the State of Nevada; and

(b) It has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all necessary corporate proceedings.

The representations and warranties of Beeston hereinbefore set out form a part of this Agreement and are conditions upon which Candorado has relied in entering into this Agreement and shall survive the execution of this Agreement and any reorganization, amalgamation, sale or transfer of control of any of the parties hereto.

OPTIONS TO PURCHASE

4. In consideration of the sum of FIVE THOUSAND DOLLARS ($5,000.00) now paid to Candorado by Beeston (the receipt and sufficiency whereof is hereby acknowledged by Candorado), Candorado hereby grants to Beeston the right and option to acquire, subject to the terms and conditions of this Agreement, up to an undivided SIXTY PERCENT (60%) interest in and to the Property, exercisable by making the payment and incurring the Expenditures, on or before the times and in the amounts, as follows:

(a) Beeston shall have the right and option to acquire an undivided FIFTY PERCENT (50%) interest in to the Property (the "Initial Option") upon:

(i) the payment of the sum of FORTY-FIVE THOUSAND DOLLARS ($45,000.00) to Candorado on or before January 31, 2007; and

(ii) Incurring Expenditures of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) on the Property on or before the first anniversary date of this Agreement; and

(b) Upon making the payment and incurring the Expenditures as provided in sub- paragraph 4 (a) above, Beeston shall have the right and option to acquire an additional undivided TEN PERCENT (10%) interest in and to the Property (the "Additional Option") upon incurring further Expenditures of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) on the Property on or before the second anniversary date of this agreement.

Notwithstanding the above, Beeston may make an equivalent cash payment to Candorado, in lieu of incurring part or all of the Expenditures required to be incurred to exercise all or part of the Initial Option and/or the Additional Option as provided hereunder this Agreement, and any such payments made by Beeston to Candorado will be deemed to be part of the Expenditures required to be incurred by Beeston to exercise all or part of the Initial Option and/or the Additional Option as provided hereunder this Agreement.

TRANSFER OF TITLE

5. Upon Beeston making the payment and incurring the Expenditures as provided in sub-paragraph 4 (a) herein, Candorado shall immediately transfer an undivided FIFTY PERCENT (50%) interest in and to the Property to Beeston and thereafter, upon Beeston incurring the Expenditures as provided in sub-paragraph 4 (b) herein, Candorado shall immediately transfer a further undivided TEN PERCENT (10%) interest in and to the Property to Beeston thereby giving Beeston an undivided SIXTY PERCENT (60%) interest in and to the Property and Candorado an undivided FORTY PERCENT (40%) interest in and to the Property. Candorado agrees to permit Beeston to hold the legal title to the Property in the name of an officer or director of Beeston (the "Trustee") to be designated by Beeston, which Trustee shall hold the legal title to the Property in trust for Beeston until such time as Beeston may deem it appropriate to incorporate a wholly-owned subsidiary in the Province of British Columbia, Canada, in which to register the legal title to the Property.

RIGHT OF ACCESS TO PROPERTY

6. Candorado hereby grants to Beeston the sole and exclusive right, commencing from the date of signing of this Agreement and thereafter during the continuance of the Initial Option and the Additional Option granted hereunder this Agreement, to enter upon and conduct such Mining Operations on the Property as Beeston in its sole discretion may decide, and to have quiet and exclusive possession thereof, with full power and authority to Beeston, its servants, agents, workmen or contractors to carry on Mining Operations in searching for minerals in such manner as Beeston in its discretion may determine, including the right to erect, bring and install thereon all such buildings, plant, machinery, equipment, tools, appliances or supplies as Beeston shall deem necessary to remove therefrom reasonable quantities of rocks, ores and/or minerals and to transport the same for the purpose of sampling, metallurgical testing and assaying.

CONDUCT OF EXPLORATION WORK

7. Beeston shall, during the continuance of the Initial Option and the Additional Option granted hereunder this Agreement, perform all Mining Operations relating to the Property in a good and workmanlike manner and in compliance with all applicable federal, provincial, municipal or local laws, by-laws, ordinances, rules, regulations and directives relating to the environment or occupational health and safety.

MAINTENANCE OF PROPERTY

8. Beeston shall, during the continuance of the Initial Option and the Additional Option granted hereunder this Agreement, maintain the Property in good standing by the filing of assessment work and/or the making of payments of assessment fees in lieu thereof, and any filed assessment work or payments of assessment fees made by Beeston in lieu of the filing of assessment work on the Property will be deemed to be part of the Expenditures required to be incurred to exercise the Initial Option and/or the Additional Option as provided hereunder this Agreement, and not in addition to such Expenditures.

INDEMNIFICATION

9. Beeston shall, during the continuance of the Initial Option and the Additional Option granted hereunder this Agreement, indemnify and save harmless Candorado from and against all suits, claims, demands, losses and expenses which Candorado may suffer by reason of any act or thing done or omitted to be done by Beeston in relation to its Mining Operations on the Property and shall cause to be paid all workmen and wage earners employed by it or its contractors on the Property, and for all materials purchased in connection therewith, and will keep the Property free from claims for liens with respect thereto, and in the event of a lien being recorded, Beeston will on this fact becoming known to it forthwith take proceedings to have such lien removed, and to have the same removed as soon as possible; provided Beeston may, in good faith, dispute and contest any such suits, claims, demands, losses and expenses.

TERMINATION OF OPTIONS

10. Subject to paragraph 12 herein, the options granted hereunder the Agreement shall be terminated as follows:

(a) In the case of the Initial Option granted hereunder this Agreement, upon Beeston failing to comply with any of the requirements of sub-paragraph 4 (a) herein; and

(b) In the case of the Additional Option granted hereunder this Agreement, upon Beeston failing to comply with any of the requirements of paragraph 4 herein.

EFFECT OF TERMINATION

11. If the Initial Option granted hereunder this Agreement is terminated pursuant to sub-paragraph 10 (a) herein, Beeston shall:

(a) Leave the Property in good standing for a period of at least one (1) year from the date of termination of the Initial Option granted hereunder this Agreement and free and clear of all liens, charges, encumbrances and claims whatsoever;

(b) Indemnify and save Candorado harmless as provided under paragraph 9. herein for any and all suits, claims, demands, losses, damages, charges and expenses arising out of Beeston's Mining Operations relating to the Property up to the date of termination of the Initial Option granted hereunder this Agreement; and

(c) Deliver at no cost to Candorado within ninety (90) days of such termination, copies of all reports, maps, assay results and other relevant technical data complied by, prepared at the direction of or, in the possession of Beeston with respect to the Property and not theretofore furnished to Candorado.

Except to the extent provided in sub-paragraphs 4 (a), (b) and (c) above, all of the respective rights and obligations of the parties hereto shall be terminated and in particular, but without limitation, Beeston shall not be required to make any payment to Candorado or incur any Expenditures on the Property whatsoever, provided, however, that any payment Beeston may have made to Candorado hereunder shall be non-refundable and any Expenditures incurred by Beeston hereunder in relation to the Property shall remain its sole responsibility and liability.

FORCE MAJEURE

12. If Beeston is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, weather, acts of God, governmental regulations restricting normal operations or any other reasons beyond the control of Beeston, the time limited for the performance of the various provisions of this Agreement as set out herein shall be extended by a period of time equal in length to the period of such prevention and delay. Beeston shall promptly give written notice to Candorado of the particulars of the reasons for any prevention or delay and shall take all necessary steps to remove the cause of such prevention or delay and shall give written notice to Candorado as soon as such cause ceases to exist.

RIGHTS TO INFORMATION

13. Candorado shall provide Beeston with copies of all engineering and geological reports, maps and other data pertaining to the Property and any exploration or development work or examinations of said Property. During the continuance of the Initial Option and the Additional Option granted hereunder this Agreement, Candorado or its duly authorized representative, at its own risk and expense is permitted to inspect the Property, provided such inspection does not interfere with the operations of Beeston. The parties hereto agree that all data, reports, records and other information relating to the Property will be treated as confidential. The parties hereto further agree that neither of them shall disclose to any third party or to the public any information concerning the Property or the results of operations on the Property without the express written consent of the other Party, except as are necessary to comply with the Statutes and Regulations thereunder of the Province of British Columbia or Canada or the Regulations of the Vancouver Stock Exchange or the United States Securities and Exchange Commission.

JOINT VENTURE AGREEMENT

14. In the event that Beeston acquires an interest in the Property pursuant to the provision of this Agreement, the parties hereto agree that if either of them determines that the results of the Mining Operations conducted on the Property by Beeston indicates that further exploration and development should be undertaken, upon notice to that effect from one of the parties to the other, both parties shall then negotiate in good faith to formulate a joint venture operating agreement for that purpose that is fair to both parties. Both parties further agree that in the negotiated joint venture agreement:

(a) The undivided interest of each of the parties in and to the Property shall also be their initial interest under such joint venture;

(b) Each of the parties shall be credited with having made an initial contribution to the joint venture to reflect the Expenditures incurred in relation to the Property prior to the joint venture, which initial contribution of a party shall be determined as follows:

(i) If Beeston acquires a FIFTY PERCENT (50%) interest in the Property, the initial contribution credited to each of the parties to the joint venture will be equal to the total Expenditure incurred by Beeston to acquire such interest:

Beeston's Initial Contribution =                                                                 $200,000 = 50%

Candorado's Deemed Initial Contribution =                                              $200,000 = 50%

Total Initial Contribution                                                                           $400,000 = 100%

(ii) If Beeston acquires a SIXTY PERCENT (60%) interest in the Property, the initial contributions credited to each of the parties to the joint venture will be determined pro-rata based on the total Expenditures incurred by Beeston to acquire such interest:

Beeston's Initial Contribution =                                                                 $450,000 = 60%

Candorado's Deemed Initial Contribution                                                 $300,000 = 40%

Total Initial Contribution                                                                           $700,000 = 100%

(c) The following formula will be used to determine any dilution of interest of a party under the joint venture due to a party's failure to contribute all or part of its proportionate share to any Program that may be proposed from time to time under the joint venture:

Party's Interest = [ AB + Y ]

                                B + D

Where:

A = The interest of the party being diluted prior to the start of the Program.

B = The sum of all deemed and prior contributions of all parties prior to the start of the Program.

Y = The actual contributions (if any) of the diluting party to the Program.

D = The total amount actually contributed by all parties to the Program.

(d) The respective interests of the parties in and to the Property shall be as tenants in common;

(e) The respective liabilities of the parties shall be several and not joint and several; and

(f) Each of the parties shall be responsible for its respective obligations and entitled to its respective rights as shall be set forth in the joint venture agreement.

TRANSFERS

15. Either party hereto (the "transferring party") may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement, except that its obligations hereunder shall continue unless released in writing by the other party and provided that any purchaser, assignee or transferee of any such interest shall have first delivered to the other party its agreement binding itself to this Agreement and containing:

(a) a covenant by such transferee to perform all the obligations of the transferring party to be performed under this Agreement in respect of the interest to be acquired by it from the transferring party; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph.

NOTICE

16. Wherever in this agreement it shall be required or permitted that notice be given or served by either party to or on the other, the notice shall be in writing and shall be delivered personally to the party to whom it is given or sent by prepaid, registered mail, or transmitted by facsimile, at the address or to the facsimile number as follows:

TO CANDORADO:

CANDORADO OPERATING COMPANY LTD.

#305-478 Bernard Avenue,

Kelowna, British Columbia

Canada V1Y 6N7

Facsimile: (250) 979-2790

TO BEESTON:

BEESTON ENTERPRISES LTD.

#200-1687 West Broadway

Vancouver, British Columbia

Canada V6J 1X2

Facsimile: (604) 738-8116

and each such notice shall be deemed given on the date of delivery in the case of delivery, five (5) days after mailing in the case of mail and the next day after the date of transmission in the case of a facsimile. No notice may be given by mail during a real or apprehended mail strike in Canada. The addresses provided herein this paragraph may be changed from time to time by either party by notices as above provided.

TIME OF ESSENCE

17. Time is expressly declared to be of the essence of this Agreement and each of the terms and conditions of this Agreement.

OTHER ASSURANCES

18. Each of the parties hereto will execute and deliver all such further documents, instruments and assurances and do such acts and things as may be reasonably required by the other party to carry out the full meaning and intent of this Agreement and to effect the transactions contemplated hereunder, including, but without limitation, complying with the requirements of any security regulatory authorities having jurisdiction over the parties hereto.

ENUREMENT

19. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

APPLICABLE LAWS

20. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and Canada, to the extent each applies.

GENDER

21. Words of the singular number and masculine gender shall include words of the plural number, feminine or neuter genders, or firms and corporations, and vice versa.

ENFORCEABILITY

22. In the event that any term or provision of this Agreement is unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceability or invalidity shall be severable from the remainder of this Agreement.

CAPTIONS

23. The captions appearing in the Agreement are inserted for convenience of reference only and shall not effect the interpretation of this Agreement.

COUNTERPARTS

24. This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all parties hereto. It shall not be necessary for each party to execute the same counterpart hereof.

ENTIRE AGREEMENT

25. This Agreement constitutes the entire Agreement between the parties hereto in respect to the Initial Option and the Additional Option granted hereunder this Agreement and there are no representations, warranties, terms or conditions, expressed or implied, statutory or otherwise and no agreements collateral hereto other than or expressly set forth or referred to herein.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first written above.

CANDORADO OPERATING COMPANY LTD.

/s/ Rene Bernard

Authorized Signatory

BEESTON ENTERPRISES LTD.

/s/ Brian Smith

Authorized Signatory

SCHEDULE "A"

DESCRIPTION OF MINERAL CLAIMS

Tenure Number 527633 527634 527636	Tenure Type Mineral Mineral Mineral	Map Number 092P 092P 092P	Good To Date 2007/MAR/09 2008/MAR/09 2008/MAR/07 TOTAL AREA	Area (ha*) 477.534 477.533 596.916 1,551.983

*ha= hectares